Exhibit 99.3

COMPASS DIVERSIFIED HOLDINGS
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

    The following pro forma condensed combined financial statements give effect to the acquisition of PrimaLoft Technologies Holdings, Inc. ("PrimaLoft") with a total purchase price of approximately $530 million, as further described on the Form 8-K that we filed on July 13, 2022.

    The following pro forma condensed combined statements of operations for the year ended December 31, 2021 and the six months ended June 30, 2022 give effect to the acquisition of PrimaLoft as if the acquisition had occurred on January 1, 2021. The proforma condensed combined balance sheet as of June 30, 2022 gives effect to the acquisition of PrimaLoft as if the acquisition was completed on June 30, 2022.

    The "as reported" financial information of PrimaLoft is derived from the consolidated historical financial statements of PrimaLoft for comparable periods which are included elsewhere in this Form 8-K. The "as reported" financial information for Compass Diversified Holdings (the "Company" or "Holdings") is derived from the consolidated audited financial statements of the Company as of December 31, 2021 and for the year ended December 31, 2021 as filed on Form 10-K dated February 24, 2022, and the unaudited financial statements of the Company as of June 30, 2022 and for the six months ended June 30, 2022 as filed on Form 10-Q dated August 3, 2022.

    Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes. The pro forma adjustments described in the accompanying notes have been made based on the available information and, in the opinion of management, are reasonable. The preliminary purchase price has been allocated on a provisional basis to assets acquired and liabilities assumed in connection with the acquisition based on the estimated fair value as of the acquisition date. The unaudited pro forma condensed combined statements of operations reflect the adjustments to the historical consolidated results of operations that are expected to have a continuing effect. The unaudited pro forma condensed combined statements of operations do not include certain items such as transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair value of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ materially from the unaudited pro forma amounts included herein.

    The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

You should read these unaudited pro forma condensed combined financial statements in conjunction with the accompanying notes, the financial statements of PrimaLoft included in this Form 8-K and the consolidated financial statements of the Company, including the notes thereto as previously filed.

Compass Diversified Holdings
Pro Forma Condensed Combined Balance Sheet at June 30, 2022
(unaudited)

(in thousands)	Compass Diversified Holdings as Reported	PrimaLoft as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Assets
Current assets:
Cash and cash equivalents	$102,709	$7,977	$—		$110,686
Accounts receivable, net	268,530	2,465	—		270,995
Inventories	695,687	1,346	630	A	697,663
Prepaid expenses and other current assets	66,530	2,062	—		68,592
Current assets held for sale	96,227	—			96,227
Total current assets	1,229,683	13,850	630		1,244,163
Property, plant and equipment, net	182,989	1,073	—		184,062
Goodwill	788,913	61,872	252,721	A	1,103,506
Intangible assets, net	860,261	41,116	219,084	A	1,120,461
Other non-current assets	141,487	239	872	D	142,598
Total assets	$3,203,333	$118,150	$473,307		$3,794,790
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$110,680	$—	$—		$110,680
Accrued expenses	181,598	10,684	3,315	E	195,597
Due to related party	13,501	—	—		13,501
Other current liabilities	32,286	—	515	D	32,801
Current liabilities held for sale	27,270				27,270
Total current liabilities	365,335	10,684	3,830		379,849
Deferred income taxes	79,357	7,270	54,775	A	141,402
Long-term debt	1,285,747	91,530	393,428	B	1,770,705
Other non-current liabilities	118,048	—	357	D	118,405
Total liabilities	1,848,487	109,484	452,390		2,410,361

Stockholders’ equity
Trust preferred shares, no par value	303,918	—	—		303,918
Trust common shares, no par value	1,185,348	—	—		1,185,348
Accumulated other comprehensive income (loss)	(665)	—	—		(665)
Accumulated deficit	(311,092)	8,666	(14,346)	C, E	(316,772)
Total stockholders’ equity attributable to Holdings	1,177,509	8,666	(14,346)		1,171,829
Noncontrolling interest	177,707	—	35,263	A	212,970
Noncontrolling interest held for sale	(370)		—		(370)
Total stockholders’ equity	1,354,846	8,666	20,917		1,384,429
Total liabilities and stockholders’ equity	$3,203,333	$118,150	$473,307		$3,794,790

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2021
(unaudited)

(in thousands, except per share data)	Compass Diversified Holdings as Reported	PrimaLoft as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net revenues	$1,841,668	$65,882	$—		$1,907,550
Cost of revenues	1,115,711	25,729	630	F	1,142,070
Gross Profit	725,957	40,153	(630)		765,480

Operating expenses:
Selling, general and administrative expense	459,204	16,808	—		476,012
Management fees	46,943	—	5,300	G	52,243
Amortization expense	80,307	4,648	12,577	H	97,532
Operating income	139,503	18,697	(18,507)		139,693

Other income (expense):
Interest income (expense), net	(58,839)	(4,534)	(4,807)	I	(68,180)
Amortization of debt issuance costs	(2,979)	—	—		(2,979)
Loss on debt extinguishment	(33,305)	—	—		(33,305)
Other income (expense), net	(1,184)	—	—		(1,184)
Income (loss) from continuing operations before income taxes	43,196	14,163	(23,314)		34,045
Provision for income taxes	18,337	2,310	—		20,647
Income (loss) from continuing operations	24,859	11,853	(23,314)		13,398
Less: Income from continuing operations attributable to noncontrolling interest	7,740	—	1,104	J	8,844
Net income (loss) attributable to Holdings from continuing operations	$17,119	$11,853	$(24,418)		$4,554

Basic and fully diluted loss per share attributable to Holdings from continuing operations	$(0.76)				$(0.95)

Weighted average number of shares	65,362				65,362

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Pro Forma Condensed Combined Statement of Operations
for the six months ended June 30, 2022
(unaudited)

(in thousands, except per share data)	Compass Diversified Holdings as Reported	PrimaLoft as Reported	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net revenues	$1,026,110	$53,228	$—		$1,079,338
Cost of revenues	613,538	21,217	—		634,755
Gross Profit	412,572	32,011	—		444,583

Operating expenses:
Selling, general and administrative expense	246,296	12,387	3,315	E	261,998
Management fees	29,337	—	2,650	G	31,987
Amortization expense	42,026	2,324	6,288	H	50,638
Operating income	94,913	17,300	(12,253)		99,960

Other income (expense):
Interest income (expense), net	(34,938)	(3,051)	(1,620)	I	(39,609)
Amortization of debt issuance cost	(1,731)	—	—		(1,731)
Other income (expense), net	2,773	—	—		2,773
Income (loss) from continuing operations before income taxes	61,017	14,249	(13,873)		61,393
Provision for income taxes	16,108	1,727	—		17,835
Net income (loss) from continuing operations	44,909	12,522	(13,873)		43,558
Less: Net income from continuing operations attributable to noncontrolling interest	8,572	—	1,166	J	9,738
Net income (loss) attributable to Holdings from continuing operations	$36,337	$12,522	$(15,039)		$33,820

Basic and fully diluted income per share attributable to Holdings from continuing operations	$0.19				$0.16

Weighted average number of shares	69,804				69,804

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1. Basis of Presentation

The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and has been compiled from historical consolidated financial statements prepared in accordance with U.S. GAAP and should be read in conjunction with the Form 10-K for the year ended December 31, 2021 and the Form 10-Q for the quarterly period ended June 30, 2022 for CODI. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Merger been completed as of January 1, 2021. In addition, this pro forma financial information does not purport to project the future operating results of the combined company.

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, ‘‘Business Combinations’’ (‘‘ASC 805’’) and are based on the annual audited and unaudited interim historical financial information of CODI, and annual audited and unaudited interim historical financial information of PrimaLoft. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of PrimaLoft based upon preliminary estimate of their fair values as of the acquisition date. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision as further analyses are completed and additional information becomes available. The purchase price consideration as well as the estimated fair values of the assets acquired and liabilities assumed will be finalized as soon as practicable.

Management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Acquisition, and that the pro forma adjustments in the unaudited pro forma condensed combined financial information give appropriate effect to those assumptions.

Pro forma information is intended to reflect the impact of the acquisition of PrimaLoft on CODI’s historical financial position and results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma condensed combined statements of operations that are expected to have a continuing impact. This information in the accompanying footnotes provide a description of each of the pro forma adjustments from each line item in the pro forma condensed combined financial statements together with information explaining how the adjustments were derived or calculated.

Note 2. Purchase Price Allocation

The following table summarizes the preliminary purchase price for the PrimaLoft acquisition (in thousands):

Acquisition Consideration

Gross purchase price	$530,000
Working capital adjustment - preliminary	2,257
Cash acquired - preliminary estimate	7,319
Purchase consideration	$539,576

The purchase price is preliminary and is subject to adjustment based upon the difference between the estimated net working capital to be transferred and the actual amount of working capital transferred on the date of closing. The initial purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The table below provides the provisional recording of assets acquired and liabilities assumed as of the acquisition date. The amounts recorded for inventory, intangible assets, deferred tax liabilities and goodwill are preliminary pending finalization of valuation efforts.

Amounts recognized as of the acquisition date
(in thousands)	Preliminary
Purchase Consideration	$539,576

Fair value of identified assets acquired:
Cash	$6,951
Accounts receivable, net	2,992
Inventory, net	1,991
Property, plant and equipment	1,042
Intangible assets	260,200
Other current and non-current assets	3,581
Total identifiable assets	276,757

Fair value of liabilities assumed:
Current liabilities	10,947
Other liabilities	875
Deferred tax liabilities	62,735
Total liabilities assumed	74,557

Net identifiable assets acquired	$202,200

Goodwill	$337,376

Transaction costs incurred	$5,680

The preliminary allocation presented above is based upon management's estimate of the fair values using valuation techniques including income, cost and market approaches. In estimating the fair value of the identifiable acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected future growth rates and estimated discount rates. Current and noncurrent assets, property, plant and equipment and current and other liabilities are estimated at their historical carrying values. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and non-contractual relationships, as well as expected future synergies. The Company expects the goodwill balance to be deductible for tax purposes.
The identified intangible assets are definite lived intangibles and will be amortized over the estimated useful life assigned to the underlying intangible asset. The intangible assets preliminarily recorded in connection with the Primaloft acquisition are as follows (in thousands):

Intangible Assets	Amount	Estimated Useful Life

Customer Relationships	$182,000	15 years
Tradename	48,200	20 years
Technology	29,500	11 years
In-process research and development	500	N/a
	$260,200

Note 3. Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the pro forma unaudited condensed combined balance sheet as of June 30, 2022:

A.    The following reflects the adjustments necessary to reflect: (i) the allocation of the purchase price to inventory, intangible assets, goodwill and the related deferred tax liability resulting from the step up in basis, and; (ii) the assignment of noncontrolling shareholder interest derived from the equity value contributed by noncontrolling shareholders. The adjustment to inventory represents the estimated adjustment to step up PrimaLoft's finished goods inventory to fair value. The fair value was determined based on the estimated selling price less the selling costs and a normal profit margin on those selling efforts. After the acquisition, the step-up in inventory value will increase cost of revenues over approximately one month as the inventory is sold. This increase is reflected in the pro forma condensed combined statements of operations for the year ending December 31, 2021.

(in thousands)	June 30, 2022
Inventory	$630
Intangible assets	219,084
Goodwill	252,721
Deferred tax liability	(54,775)
Noncontrolling interest	(35,263)
$382,397

B.    On July 12, 2022 the Company entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a letter of credit issuer, which Credit Agreement amended and restated that certain Second Amended and Restated Credit Agreement originally dated as of March 23, 2021 (as previously amended, the “Prior Credit Agreement”). The Credit Agreement provides for (i) revolving loans, swing line loans and letters of credit (the “Revolving Line of Credit”) up to a maximum aggregate amount of $600 million (the “Revolving Loan Commitment”), and (ii) a $400 million term loan (the “Term Loan”). The Company used the initial proceeds from the Credit Agreement to pay all amounts outstanding under the Prior Credit Agreement, pay fees and expenses incurred in connection with the Credit Agreement and fund the acquisition of PrimaLoft

The following reflects the (i) the redemption of PrimaLoft's historical indebtedness, and (ii) the issuance of the Term Loan and the drawdown on the Revolving Line of Credit to reflect the financing of the PrimaLoft acquisition.

(in thousands)	PrimaLoft Acquisition
Term loan	$400,000
Revolving credit facility	84,958
Total CODI acquisition financing	484,958
Redemption of PrimaLoft debt	(91,530)
$393,428

C.    Represents the elimination of historical stockholders' equity of PrimaLoft. The elimination of historical additional-paid-in-capital has been combined with accumulated deficit in the accompanying condensed combined pro forma balance sheet as of June 30, 2022 to conform with the presentation of the Company's stockholders' equity.

(in thousands)	PrimaLoft
Common stock	$—
Additional-paid-in-capital	59,349
Retained earnings	(50,683)
Total Stockholders' equity	$8,666

D.     To reflect the adoption of Accounting Standards Update No. 2016-02, Leases ("Topic 842").

(in thousands)	June 30, 2022
Right-of-use-asset	$872

Lease liability - current	$515
Lease liability - non-current	357
$872

E.     Represents transaction costs incurred by the seller and accrued by PrimaLoft at June 30, 2022 and transactions costs incurred by the buyer subsequent to June 30, 2022. The transaction costs incurred by the seller are not a continuing expense of the combined entities and have been excluded from the Pro Forma Condensed Combined Financial Statements. The transaction costs incurred by the buyer were expensed on July 12, 2022 and are reflected as an expense of the combined entities in the Pro Forma Condensed Combined Financial Statements.

(in thousands)	June 30, 2022
Elimination of seller transaction costs	$(2,365)
Buyer transaction costs	5,680
Transaction costs - net	$3,315

Statement of Operations
The following adjustments correspond to those included in the unaudited pro forma condensed combined statements of operations for all periods presented:
F.      Inventory valuation adjustment - to record the amortization of the inventory step-up recorded in connection with the purchase price allocation. The pro forma condensed combined statements of operations for the year ended December 31, 2021 is adjusted to increase cost of sales to reflect the amount of inventory expected to be sold within one year of the acquisition date. After the acquisition, the step-up in inventory value will increase cost of revenues over approximately one month as the inventory is sold.

(in thousands)	For the year ended December 31, 2021
Amortization of inventory step-up	$630
G.     Management fee - to record the annual management fee payable to Compass Group Management (our Manager) calculated as 1% of the aggregate purchase price of PrimaLoft.

(in thousands)	For the year ended December 31, 2021	For the six months ended June 30, 2022
Management Fee	$5,300	$2,650

H.     Amortization expense - to record the adjustment to amortization expense for the revised intangible assets associated with the preliminary allocation of the purchase price. See Note 2 for the detail on intangible assets acquired.

(in thousands)	For the year ended December 31, 2021	For the six months ended June 30, 2022
Historical amortization expense	$(4,648)	$(2,324)
Revised amortization expense	17,225	8,612
	$12,577	$6,288

I.     Interest expense - to record the interest expense associated with the $400 million Term Loan and the revolver borrowings used to fund the acquisition, offset by lower commitment fees (unused fees) on the revolving credit facility. The annual interest rate assumed was 1.97% for the term loan and revolving credit facility based on the average rate at June 30, 2022, and the commitment fee was 0.25%. The pro forma adjustment reflects the the redemption of PrimaLoft's historical indebtedness as of the acquisition date.

(in thousands)
Term loan borrowings	$400,000
1.97%
Annual interest expense - term loan	$7,880

Revolver borrowings	$84,958
1.97%
1,674
Less: Commitment fee	$84,958
0.25%
212
Annual interest expense - revolver	$1,462

(in thousands)	For the year ended December 31, 2021	For the six months ended June 30, 2022
Historical interest expense	$(4,534)	$(3,051)
Additional CODI interest expense	9,341	4,671
	$4,807	$1,620

J.    To record the noncontrolling interest associated with PrimaLoft's net income for the periods presented.

(in thousands)	For the year ended December 31, 2021	For the six months ended June 30, 2022
PrimaLoft net income	$11,853	$12,522
Noncontrolling interest ownership percentage	9.3%	9.3%
	$1,104	$1,166

Note 3. Earnings Per Share
Basic and fully diluted earnings per Trust common share is computed using the two-class method which requires companies to allocate participating securities that have rights to earnings that otherwise would have been available to common shareholders as a separate class of securities in calculating earnings per share. The Company has granted Allocation Interests that contain participating rights to receive profit allocations upon the occurrence of certain events, and has issued preferred shares that have rights to distributions when, and if, declared by the Company's Board of Directors. The calculation of basic and fully diluted earnings per Trust common share is computed by dividing income available to common shareholders by the weighted average number of Trust common shares outstanding during the period. Earnings per common share reflects the effect of distributions that were declared and paid to holders of the Allocation Interests, and distributions that were paid or cumulative on preferred shares during the period.
Reconciliation of pro forma net income (loss) from continuing operations available to common shares of Holdings
The following table reconciles net income (loss) attributable to the common shares of Holdings:

(in thousands)	Year ended	Six months ended
	December 31, 2021	June 30, 2022
Pro forma net income (loss) from continuing operations attributable to Holdings	$4,554	$33,820
Less: Distributions paid - Allocation Interests	34,058	—
Less: Distributions paid - Preferred Shares	24,181	12,091
Less: Accrued distributions - Preferred Shares	2,869	2,869
Pro forma net loss from continuing operations attributable to Holdings	$(56,554)	$18,860

Pro forma earnings per share - continuing operations

	Year ended	Six months ended
(in thousands, except per share data)	December 31, 2021	June 30, 2022

Pro forma net loss from continuing operations attributable to Holdings	$(56,554)	$18,860
Less: Effect of Contribution based profit - Holding Event	5,361	7,884
Pro forma loss from Holdings attributable to common shares	$(61,915)	$10,976

Basic and diluted weighted average common shares of Holdings	65,362	69,804

Basic and fully diluted pro forma income (loss) per share attributable to Holdings
Continuing operations	$(0.95)	$0.16